SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 26, 2002
                                                         -----------------


                                EATON VANCE CORP.
                     ------------------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-8100                   04-2718215
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                          02109
---------------------------------------               --------------------------
(Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: (617)482-8260
                                                            -------------

                       INFORMATION INCLUDED IN THE REPORT

Item 5. Other Events
------- ------------

     Registrant has reported its results of operations for the three months ended January 31, 2002, as described in Registrant's news release dated February 26, 2002, a copy of which is filed herewith as Exhibit 99.7 and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: February 26, 2002         /s/ William M. Steul
                                -----------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:


Exhibit No.     Description
-----------     -----------
99.7            Copy of Registrant's news release dated February 26, 2002.

                                                                    Exhibit 99.7

-------------------------------------------
NEWS RELEASE
-------------------------------------------
        Eaton Vance Corp.
        The Eaton Vance Building
{LOGO}  255 State Street, Boston, MA  02109
        (617) 482-8260
        Contact:   William M. Steul
-------------------------------------------


                                                February 26, 2002

                                                FOR IMMEDIATE RELEASE
                                                ---------------------


                                EATON VANCE CORP.
                        REPORT FOR THE THREE MONTHS ENDED
                                JANUARY 31, 2002


Boston, MA--Eaton Vance Corp. reported diluted earnings per share of $0.46 in the first three months of fiscal 2002 compared to diluted earnings per share of $0.44 in the first three months of fiscal 2001, an increase of 5 percent.

Assets under management of $59.3 billion at the end of the first quarter of fiscal 2002 were 20 percent greater than the $49.3 billion at the end of the first fiscal quarter last year. Asset growth in the past twelve months benefited from the acquisitions of Atlanta Capital Management Company, LLC and Fox Asset Management, LLC, which added $7.9 billion of assets on September 30, 2001. Long-term fund and separate account net inflows of $5.8 billion more than offset declines of $4.0 billion of assets under management due to market depreciation in the last 12 months.

Net inflows of long-term fund assets and separate account assets in the first three months of 2002 were $1.1 billion compared to $1.5 billion in the first three months of last year. Fund net inflows in the first quarter last year benefited from $1.0 billion of equity fund private placements compared to $0.3 billion in the first quarter of fiscal 2002. Atlanta Capital and Fox Asset Management added $0.5 billion of separate account net inflows in the first quarter. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of greater average assets under management, fiscal 2002 first quarter revenue increased by $10.6 million or 9 percent to $130.7 million over fiscal 2001 first quarter revenue. First quarter operating expenses increased by $8.4 million or 11 percent primarily because of higher compensation expense and higher amortization of deferred sales commissions.

Compensation expense increased 24 percent primarily because of the acquisitions of Atlanta Capital and Fox Asset Management and the buildup of the sales infrastructure for the managed account business.

Amortization of deferred sales commissions increased 15 percent due to the on-going sales of mutual fund B shares and equity fund private placements, and the residual effect of accounting changes mandated by the SEC in fiscal 1998 and 1999. For a nine month period in fiscal 1998 and 1999, certain sales commissions were required to be expensed rather than capitalized, extinguishing future amortization charges for affected fund assets. Had these changes in accounting not taken place, amortization of deferred commissions would have grown 6 percent from the first quarter of fiscal 2001 to the first quarter of fiscal 2002.

First quarter operating income increased 5 percent to $49.5 million and net income increased 4 percent to $33.2 million. The Company's provision for income taxes was 35 percent in the first quarter of fiscal 2002 and in the first quarter of fiscal 2001.

Cash, cash equivalents and short-term investments were $222.8 million on January 31, 2002 and $210.7 million on October 31, 2001. On December 21, 2001, the Company executed a three-year $170.0 million revolving credit facility with several banks. The primary purposes of the credit facility are to provide the Company with additional liquidity in the event that holders of the zero-coupon exchangeable notes exercise their put options on either the first or third anniversary dates and to provide general working capital availability. There are currently no outstanding borrowings against this facility.

During the first three months of fiscal year 2002, the Company repurchased and retired 471,000 shares of its non-voting common stock under its repurchase authorization. Approximately 3.5 million shares remain of the current authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                               Eaton Vance Corp.
                        Summary of Results of Operations
                    (in thousands, except per share amounts)

                                                                                  Three Months Ended
                                                                  -------------------------------------------------
                                                                  January 31,       January 31,             %
                                                                      2002              2001              Change
                                                                  --------------    -------------      ------------
Revenue:
         Investment adviser and administration fees               $       71,867    $      61,118          18%
         Distribution and underwriter fees                                36,533           39,407          (7)
         Service fees                                                     21,783           19,401          12
         Other income                                                        499              183         173
                                                                  --------------    -------------       -----------
         Total revenue                                                   130,682          120,109           9
                                                                  --------------    -------------       -----------
Expenses:
         Compensation of officers and employees                           28,060           22,665          24
         Amortization of deferred sales commissions                       20,038           17,496          15
         Service fee expense                                              18,272           18,849          (3)
         Other expenses                                                   14,794           13,788           7
                                                                  --------------    -------------       -----------
         Total expenses                                                   81,164           72,798          11
                                                                  --------------    -------------       -----------
Operating Income                                                          49,518           47,311           5

Other Income/(Expense):
         Interest income                                                   1,689            1,808          (7)
         Interest expense                                                (1,087)            (462)         135
         Gain (loss) on sale of investments                                1,383            (255)         n/a
         Equity in net income (loss) of affiliates                         (131)              892        (115)
                                                                  --------------    -------------       -----------
Income Before Minority Interest and Income Taxes                          51,372           49,294           4

Minority Interest                                                          (306)                -         n/a
                                                                  --------------    -------------       -----------
Income Before Income Taxes                                                51,066           49,294           4

Income Taxes                                                              17,873           17,253           4
                                                                  --------------    -------------       -----------
Net Income                                                        $       33,193    $      32,041           4
                                                                  ==============    =============       ===========
Earnings Per Share:
         Basic                                                    $         0.48    $        0.46           4
                                                                  ==============    =============       ===========
         Diluted                                                  $         0.46    $        0.44           5
                                                                  ==============    =============       ===========
Dividends Declared, Per Share                                     $       0.0725    $      0.0600          21
                                                                  ==============    =============       ===========
Weighted Average Shares Outstanding:
         Basic                                                            69,042           69,228          (0)
                                                                  ==============    =============       ===========
         Diluted                                                          71,813           72,401          (1)
                                                                  ==============    =============       ===========

Eaton Vance Corp.
Balance Sheet                                                     January 31,       October 31,      January 31,
(in thousands)                                                    2002              2001             2001
                                                                  --------------    -------------    --------------
ASSETS

Current Assets:
   Cash and cash equivalents                                      $      129,378    $     115,681    $       54,747
   Short-term investments                                                 93,399           95,028            47,464
   Investment adviser fees and other receivables                          23,750           22,559            12,182
   Other current assets                                                    3,372            4,212             2,239
                                                                  --------------    -------------    --------------
      Total current assets                                               249,899          237,480           116,632
                                                                  --------------    -------------    --------------
Other Assets:
   Investments:
      Investment in affiliates                                             6,864            6,995             7,634
      Investment companies                                                17,862           15,565            22,863
      Other investments                                                   14,368           14,144            22,930
   Other receivables                                                       5,829            5,829             5,831
   Deferred sales commissions                                            263,035          266,738           251,846
   Other deferred assets                                                   5,659            5,131               125
   Equipment and leasehold improvements, net of
      accumulated depreciation and amortization of
      $9,002, $8,956 and 5,592, respectively                              14,556           14,938            13,065
   Goodwill                                                               69,258           69,212                 -
   Other Intangibles, net of accumulated amortization
      of $1,352, $871and $589, respectively                               38,788           39,269             1,411
                                                                  --------------    -------------    --------------
      Total other assets                                                 436,219          437,821           325,705
                                                                  --------------    -------------    --------------
Total assets                                                      $      686,118    $     675,301    $      442,337
                                                                  ==============    =============    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accrued compensation                                           $       16,473    $      38,358    $       11,683
   Accounts payable and accrued expenses                                  20,562           20,879            16,978
   Dividend payable                                                        5,035            4,955             4,153
   Current portion of long-term debt                                       7,143            7,143             7,143
   Other current liabilities                                              23,741           12,509            18,013
                                                                  --------------    -------------    --------------
      Total current liabilities                                           72,954           83,844            57,970
                                                                  --------------    -------------    --------------
Long-term Liabilities:
   6.22% senior note due 2004                                             14,286           14,286            21,429
   1.5% zero coupon exchangeable senior notes due 2031                   201,950          201,202                 -
   Deferred income taxes                                                  68,259           73,878            94,770
                                                                  --------------    -------------    --------------
      Total long-term liabilities                                        284,495          289,366           116,199
                                                                  --------------    -------------    --------------
      Total liabilities                                                  357,449          373,210           174,169
                                                                  --------------    -------------    --------------
Minority interest                                                          1,271              965                 -
                                                                  --------------    -------------    --------------
Commitments and contingencies                                                  -                -                 -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                                   1                1                 1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 69,524,531, 68,462,051 and
        69,186,567 shares, respectively                                      543              535               541
   Accumulated other comprehensive income                                  3,899            4,898             5,217
   Notes receivable from stock option exercises                           (2,496)          (2,641)           (2,278)
   Deferred compensation                                                  (2,925)          (3,200)           (4,025)
   Retained earnings                                                     328,376          301,533           268,712
                                                                  --------------    -------------    --------------

      Total shareholders' equity                                         327,398          301,126           268,168
                                                                  --------------    -------------    --------------

Total liabilities and shareholders' equity                        $      686,118    $     675,301    $      442,337
                                                                  ==============    =============    ==============

                                    Table 1
                            Asset Flows (in millions
                      Twelve Months Ended January 31, 2002

Assets 1/31/2001 - Beg. of Period                       $       49,312
        Long-term Fund Sales/inflows                            10,995
        Long-term Fund Redemptions/Outflows                     (5,831)
        Long-term Fund Net Exchanges                              (145)
        Long-term Fund Mkt. Depreciation                        (4,248)
        Long-term Fund Assets Acquired(1)                          650
        Separate Account Assets Acquired(1)                      7,205
        Separate Accounts Net Flows                                645
        Separate Accounts Mkt. Appreciation                        200
        Change in Money Market Funds                               489
                                                        ---------------
        Net increase                                             9,960
                                                        ---------------
Assets 1/31/2002 - End of Period                        $       59,272
                                                        ===============

                                    Table 2
                            Assets Under Management
                     By Investment Objective (in millions)

                        --------------------------------------------------------------------------------
                        January 31,     October 31,        %            January 31,        %
                           2002            2001         Change             2001         Change
                        --------------------------------------------------------------------------------
Equity Funds            $27,459         $25,277           9%             $26,327          4%
Fixed Income Funds       10,302          10,165           1%               9,855          5%
Bank Loan Funds           9,185           9,582          -4%               9,343         -2%
Money Market Funds          992           1,114         -11%                 503         97%
Separate Accounts        11,334          10,468           8%               3,284        245%
                        --------------------------------------------------------------------------------
Total                   $59,272         $56,606           5%             $49,312         20%
                        ================================================================================

                                    Table 3
               Asset Flows by Investment Objective (in millions)

                                                       Three Months Ended
                                                 -------------------------------
                                                 January 31,       January 31,
                                                 ------------ ------------------
                                                 2002              2001
                                                 -------------------------------
Equity Fund Assets - Beg. of Period              $     25,277     $      25,439
         Sales/Inflows                                  1,250             2,197
         Redemptions/Outflows                            (632)             (418)
         Exchanges                                         24                10
         Market Value Change                            1,540              (901)
                                                 -------------------------------
         Net Change                                     2,182               888
                                                 -------------------------------
Equity Assets - End of Period                    $     27,459     $      26,327
                                                 -------------------------------

Fixed Income Fund Assets - Beg.of Period               10,165             9,501
         Sales/Inflows                                    585               499
         Redemptions/Outflows                            (321)             (336)
         Exchanges                                        151                24
         Market Value Change                             (278)               167
                                                 -------------------------------
         Net Change                                       137               354
                                                 -------------------------------
Fixed Income Assets - End of Period              $     10,302     $       9,855
                                                 -------------------------------

Bank Loan Fund Assets - Beg. of Period                  9,582            10,058
         Sales/Inflows                                    294               509
         Redemptions/Outflows                            (588)             (918)
         Exchanges                                        (97)             (156)
         Market Value Change                               (6)             (150)
                                                 -------------------------------
         Net Change                                      (397)             (715)
                                                 -------------------------------
Bank Loan Assets - End of Period                 $      9,185     $       9,343
                                                 -------------------------------

Long-Term Fund Assets - Beg. of Period                 45,024            44,998
         Sales/Inflows                                  2,129             3,205
         Redemptions/Outflows                          (1,541)           (1,672)
         Exchanges                                         78              (122)
         Market Value Change                            1,256              (884)
                                                 -------------------------------
         Net Change                                     1,922               527
                                                 -------------------------------
Total Long-Term Fund Assets - End of Period      $     46,946     $      45,525
                                                 -------------------------------

Separate Accounts - Beginning of Period                10,468             3,241
         Net Flows                                        477               (10)
         Market Value Change                              389                53
                                                 -------------------------------
         Net Change                                       866                43
                                                 -------------------------------
Separate Accounts - End of Period                $     11,334     $       3,284
                                                 -------------------------------
Money Market Fund Assets - End of Period                  992               503
                                                 -------------------------------
Total Assets Under Management - End of Period    $     59,272     $      49,312
                                                 ===============================